UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported)     September 11, 2009

SUNLINK HEALTH SYSTEMS, INC.

(Exact Name Of Registrant As Specified In Charter)

Ohio	1-12607	31-0621189
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Circle 75 Parkway, Suite 1120, Atlanta, Georgia		30339
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code    (770) 933-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A-2. below:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

(Former Name Or Former Address, If Changed Since Last Report)

Item 7.01 Regulation FD Disclosure.

On September 11, 2009, SunLink Health Systems, Inc. (“SunLink”) sold three of its home health businesses to subsidiaries of SunCrest Healthcare, Inc for approximately $3.3 million. A copy of the press release announcing this disposition is attached as Exhibit 99.1 to this report. The September 11, 2009 press release contains, and may implicate, forward-looking statements regarding SunLink and include cautionary statements identifying important factors that could cause actual results to differ materially from those anticipated.

The information in Item 7.01 of this Form 8-K and the Exhibits attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing. The disclosure in this Current Report, including the Exhibits attached hereto, of any information (financial or otherwise) does not constitute an admission that such information is material.

Item 8.01 Other Events.

On September 11, 2009, SunLink Health Systems, Inc. sold three of its home health businesses to subsidiaries of SunCrest Healthcare, Inc for approximately $3.3 million. A copy of the press release announcing this disposition is attached as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits.

d.      Exhibits. The following exhibits are filed with this report:

Exhibit 99.1 – SunLink Health Systems, Inc. Press Release dated September 11, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SUNLINK HEALTH SYSTEMS, INC.

By:	/s/ Mark J. Stockslager
Name: Mark J. Stockslager Title: Chief Financial Officer

Dated: September 15, 2009

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

99.1	SunLink Health Systems, Inc. Press Release dated September 11, 2009.

3